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Exhibit 21

                           SUBSIDIARIES OF THE COMPANY


                                                         State or Country
Subsidiary                                               of Incorporation
----------                                               ----------------
Oil-Dri Corporation of Georgia                           Georgia
Oil-Dri Production Company                               Mississippi
Mounds Production Company, L.L.C.                        Delaware
Oil-Dri, S.A                                             Switzerland
Favorite Products Company, Ltd.                          Canada
Blue Mountain Production Co.                             Mississippi
Oil-Dri (U.K.) Limited                                   United Kingdom
Ochlocknee Holding Co., S.A                              Spain
Ochlocknee Mining Co., S.A                               Spain
Oil-Dri Corporation of Nevada                            Nevada
Phoebe Products Company                                  Delaware
Mounds Management, Inc.                                  Delaware
B.T. Acquisition Company                                 Illinois







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